UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – June 10, 2021

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, the Board of Directors (the "Board") of Cooper-Standard Holdings Inc. (the "Company") acted to increase the size of the Board from 10 to 11 members and to elect Christine M. Moore as a director, effective August 1, 2021. The initial term as a director for Ms. Moore will expire at the Company’s 2022 annual meeting of shareholders. The Board has determined that Ms. Moore is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. Ms. Moore will serve on the Audit Committee of the Board.

Ms. Moore serves as Executive Vice President and General Auditor of Comerica Bank, a position she has held since 2016. She is a member of Comerica's Management Executive Committee and is responsible for the strategy, direction and management of Internal Audit and Asset Quality Review. Ms. Moore is also responsible for establishing and maintaining effective communications and working relationships with external auditors, regulatory examiners, and senior and executive management. Ms. Moore reports to the Audit Committee of Board of Directors of Comerica Bank. Ms. Moore has been with Comerica Bank since 1991, serving in numerous roles of increasing responsibility.

Ms. Moore began her accounting and auditing career at PricewaterhouseCoopers where she earned her Certified Public Accountant (CPA) and Certified Information Systems Auditor (CISA) designations. While at Comerica, Ms. Moore has earned Certified Anti-Money Laundering Specialist (CAMS) and Certified Fiduciary and Investment Risk Specialist (CFIRS) designations. Ms. Moore holds a Bachelor of Business Administration degree from Marygrove College and Master of Business Administration degree from University of Detroit Mercy.
Ms. Moore will receive compensation as a non-employee director on a pro rata basis for the remainder of the year in accordance with the Company's non-employee director compensation practices, which are described in the Company’s proxy statement for the 2021 annual meeting of stockholders that was filed on April 8, 2021. In addition, Ms. Moore is expected to enter into the Company’s indemnification agreement for officers and directors, the form of which is filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.

There are no arrangements or understandings between Ms. Moore and any other person pursuant to which Ms. Moore was selected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Ms. Moore has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:
Exhibit 104 The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
        Cooper-Standard Holdings Inc.

/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: June 15, 2021